[RGA logo]
                                              For further information, contact
                                              Jack B. Lay
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (636) 736-7000


FOR IMMEDIATE RELEASE
---------------------

                     REINSURANCE GROUP OF AMERICA REPORTS
                     ------------------------------------
                             THIRD-QUARTER RESULTS
                             ---------------------


         ST. LOUIS, October 23, 2006 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the third quarter of $74.0 million, or $1.17 per diluted share, compared to $67.6 million, or $1.06 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased to $74.7 million, or $1.18 per diluted share, from $71.8 million, or $1.13 per diluted share in the year-ago quarter. Third-quarter net premiums rose 11 percent, to $1,076.2 million, from $973.5 million a year ago. Net investment income totaled $183.4 million versus $166.5 million the year before.

         A. Greig Woodring, president and chief executive officer, commented, "We are pleased with the results for the quarter. Each of our operating segments contributed to solid top and bottom-line results and our international operations continue to increase their contribution to the consolidated results.

         "The U.S. segment reported solid earnings with pre-tax net income totaling $84.8 million for the quarter versus $85.8 million the year before. Pre-tax operating income totaled $84.9 million versus $86.7 million the year before. Prior-year results were quite strong, with favorable mortality. Mortality experience for the current quarter was within our range of expectations. Net premiums were up 6 percent to $648.1 million from $611.4 million in the prior-year quarter, when premium levels were quite strong. Through nine months, premiums increased 10 percent, at the top end of our expected range."

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         For the first nine months of 2006, consolidated net income totaled
$206.7 million, or $3.29 per diluted share, compared to $156.0 million, or $2.45 per diluted share, in the year-ago period. Operating income increased 39 percent to $212.2 million, or $3.38 per diluted share, from $152.3 million, or $2.39 per diluted share in the prior-year period. Consolidated premiums were up 12 percent, to $3,145.2 million from $2,806.7 million. Woodring commented, "Year-to-date results are tracking well as we enter the fourth quarter. We do not anticipate any meaningful changes in competition or the pricing environment during the remainder of the year.

         "Turning back to the third-quarter results, our Canada operations reported pre-tax net income of $13.5 million compared to $11.7 million a year ago. Pre-tax operating income increased to $12.1 million from $11.1 million. Claims flow returned to more normalized levels compared to the first six months of the year. Net premiums increased 16 percent to $103.3 million from $89.1 million. Net premiums and pre-tax operating income for the 2006 period benefited from a favorable currency exchange rate relative to the prior year by approximately $6.8 million and $1.2 million, respectively.

         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, were mixed, with strong results in Asia Pacific more than offsetting weaker-than-expected results in Europe and South Africa.

         "Asia Pacific reported pre-tax net income and pre-tax operating income of $20.4 million, compared with $1.4 million in the year-ago quarter. Segment-wide claims experience was good during the current quarter, while the prior-year quarter claims experience was unfavorable which led to the increased earnings level. Stronger premium flow also contributed to the bottom line as net premiums increased 32 percent to $178.5 million from $135.3 million. Foreign currency fluctuations favorably affected net premiums and pre-tax operating income by approximately $1.7 million and $0.1 million, respectively.

         "Europe and South Africa results were down for the quarter, with pre-tax net income totaling $8.8 million compared to $15.7 million a year ago, when mortality experience was quite favorable. Pre-tax operating income totaled $8.9 million versus $15.7 million last year. Net premiums increased 6 percent for the quarter to $145.8 million. Foreign currency exchange fluctuations favorably affected reported net premiums and pre-tax operating income by approximately $4.6 million and $0.3 million, respectively. Year-to-date, however, Europe and South Africa results were very strong."

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         Woodring concluded, "Our performance so far this year has been very gratifying and reflects RGA's continued evolution toward a global leadership franchise in life reinsurance. We have also created significant shareholder value with year-over-year book value per share growth that exceeds 12 percent."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable November 29 to shareholders of record as of November 8.

         A conference call to discuss the company's third-quarter results will begin at 9 a.m. Eastern Time on Tuesday, October 24. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 1559244. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through October 31 at 888-203-1112 (domestic) or 719-457-0820, access code 1559244.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Bermuda, China, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.9 trillion of life reinsurance in force, and assets of $18.5 billion. MetLife, Inc. is the beneficial owner of approximately 53 percent of RGA's outstanding shares.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently

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subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

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Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.


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Add Five


Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of investment related gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
            Reconciliation of Net Income From Continuing Operations
                              to Operating Income
                            (Dollars in thousands)


(Unaudited)                     Three Months Ended    Nine Months Ended
                                   September 30,        September 30,
                                ---------------------------------------
                                   2006      2005      2006      2005
                                   ----      ----      ----      ----
GAAP net income-continuing
  operations                    $ 75,574  $ 73,519   $209,943  $165,943
Investment related
  (gains)/losses                     185    (2,014)     3,267   (16,740)
Change in value of embedded
  derivatives                     (2,776)   (2,298)     1,463    (4,017)
DAC offset for embedded
  derivatives and investment
  related (gains)/losses, net      1,706     2,613     (2,463)    7,162
                                ---------------------------------------

   Operating income             $ 74,689  $ 71,820   $212,210  $152,348


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     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
   Reconciliation of Pre-tax Net Income From Continuing Operations
                     to Pre-tax Operating Income
                       (Dollars in thousands)

(Unaudited)                  Three Months Ended September 30, 2006

                                  Investment    Change in
                         Pre-tax    related      value of      Pre-tax
                           net     (gains)/      embedded     operating
                         income     losses,    derivatives,     income
                         (loss)       net           net         (loss)
                         -------  ----------   ------------   ---------
U.S. Operations:
 Traditional            $ 75,757    $   (200)   $      --     $ 75,557
 Asset Intensive           5,277       1,736(1)    (1,386)(2)    5,627
 Financial Reinsurance     3,768          (4)          --        3,764
                        ----------------------------------------------
  Total U.S.              84,802       1,532       (1,386)      84,948

Canada Operations         13,462      (1,312)          --       12,150

Asia Pacific Operations   20,378          46           --       20,424
Europe & South Africa      8,813          91           --        8,904
                        ----------------------------------------------
  Other Intl Operations   29,191         137           --       29,328

Corporate & Other         (9,886)       (387)          --      (10,273)
                        ----------------------------------------------
Consolidated            $117,569    $    (30)   $  (1,386)    $116,153
                        ==============================================

(1) Asset Intensive is net of $(262)DAC offset.
(2) Asset Intensive is net of DAC offsets of $2,886 included in change in deferred acquisition cost associated with change in value of embedded derivative.

(Unaudited)                 Three Months Ended  September 30, 2005

                                  Investment     Change in
                         Pre-tax    related       value of     Pre-tax
                           net     (gains)/       embedded    operating
                         income     losses,     derivatives,    income
                         (loss)       net            net        (loss)
                         -------  ----------    ------------  ---------
U.S. Operations:
 Traditional            $ 79,676    $    861     $      --    $ 80,537
 Asset Intensive           2,702        (243)(1)       322(2)    2,781
 Financial Reinsurance     3,413           3            --       3,416
                        ----------------------------------------------
  Total U.S.              85,791         621           322      86,734

Canada Operations         11,690        (618)           --      11,072

Asia Pacific Operations    1,416         (21)           --       1,395
Europe & South Africa     15,727          16            --      15,743
                        ----------------------------------------------
  Other Intl Operations   17,143          (5)           --      17,138

Corporate & Other         (1,062)     (2,435)           --      (3,497)
                        ----------------------------------------------
Consolidated            $113,562    $ (2,437)    $     322    $111,447
                        ==============================================

(1) Asset Intensive is net of $162 DAC offset.
(2) Asset Intensive is net of DAC offsets of $3,858 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
  Reconciliation of Pre-tax Net Income From Continuing Operations
                    to Pre-tax Operating Income
                      (Dollars in thousands)

(Unaudited)                Nine Months Ended September 30, 2006

                         Pre-tax  Investment   Change in     Pre-tax
                           net      related     value of    operating
                         income    (gains)/     embedded     income
                         (loss)   losses, net  derivative    (loss)
                         -------  -----------  ----------   ---------
U.S. Operations:
 Traditional            $212,487   $  3,535     $     --     $216,022
 Asset Intensive          12,284      6,391(1)       (88)(2)   18,587
 Financial Reinsurance    11,302         (4)          --       11,298
                        ---------------------------------------------
  Total U.S.             236,073      9,922          (88)     245,907

Canada Operations         32,967     (3,307)          --       29,660

Asia Pacific Operations   34,717        123           --       34,840
Europe & South Africa     40,879        238           --       41,117
                        ---------------------------------------------
  Other Intl Operations   75,596        361           --       75,957

Corporate & Other        (21,433)    (3,362)          --      (24,795)
                        ---------------------------------------------
Consolidated            $323,203   $  3,614     $    (88)    $326,729
                        =============================================

(1) Asset Intensive is net of $(1,451)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(2,339) included in change in deferred acquisition cost associated with change in value of embedded derivative.

(Unaudited)                   Nine Months Ended September 30, 2005

                         Pre-tax  Investment   Change in     Pre-tax
                           net     related      value of     operating
                         income   (gains)/      embedded      income
                         (loss)  losses, net   derivative     (loss)
                         ------- -----------   ----------    --------
U.S. Operations:
 Traditional            $158,366   $  4,525     $     --     $162,891
 Asset Intensive          12,828     (1,672)(1)     (218)(2)   10,938
 Financial Reinsurance    10,355         10           --       10,365
                        ----------------------------------------------
  Total U.S.             181,549      2,863         (218)     184,194

Canada Operations         38,149     (2,901)          --       35,248

Asia Pacific Operations   15,702        (75)          --       15,627
Europe & South Africa     23,396        182           --       23,578
                        ---------------------------------------------
  Other Intl Operations   39,098        107           --       39,205

Corporate & Other        (12,090)   (16,163)(3)       --      (28,253)
                        ---------------------------------------------
Consolidated            $246,706   $(16,094)    $   (218)    $230,394
                        =============================================

(1) Asset Intensive is net of $367 DAC offset.
(2) Asset Intensive is net of DAC offsets of $5,962 included in change in deferred acquisition cost associated with change in value of embedded derivative.
(3) Corporate & Other is net of DAC offsets of $3,048 included in policy acquisition costs and other insurance expenses.


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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
              Condensed Consolidated Statements of Income
                        (Dollars in thousands)


                             Three Months Ended        Nine Months Ended
(Unaudited)                     September 30,            September 30,
--------------------------------------------------------------------------
                               2006        2005        2006        2005
                               ----        ----        ----        ----
Revenues:
  Net premiums              $1,076,191   $973,532   $3,145,236  $2,806,706
  Investment income, net
    of related expenses        183,357    166,456      538,903     469,793
  Investment related
    gains/(losses), net           (125)     2,659       (4,807)     19,588
  Change in value of
    embedded derivatives         4,272      3,536       (2,251)      6,180
  Other revenues                18,788     12,234       47,035      43,698
                            ---------------------   ----------------------
     Total revenues          1,282,483  1,158,417    3,724,116   3,345,965

Benefits and expenses:
  Claims and other
    policy benefits            846,908    774,336    2,532,952   2,340,319
  Interest credited             43,582     59,919      149,843     153,587
  Policy acquisition
    costs and other
    insurance expenses         188,731    158,698      513,235     460,529
  Change in deferred
    acquisition cost
    associated with
    change in value of
    embedded derivatives         2,886      3,858       (2,339)      5,962
  Other operating expenses      54,568     37,992      146,925     109,030
  Collateral finance
    facilities expense          13,136         --       13,413          --
  Interest expense              15,103     10,052       46,884      29,832
                            ---------------------   ----------------------
     Total benefits
       and expenses          1,164,914  1,044,855    3,400,913   3,099,259
                            ---------------------   ----------------------

  Income from continuing
    operations before
    income taxes               117,569    113,562      323,203     246,706

     Provision for income
       taxes                    41,995     40,043      113,260      80,763
                            ---------------------   ----------------------


  Income from continuing
    operations                  75,574     73,519      209,943     165,943

  Discontinued operations:
     Loss from discontinued
     accident and health
     operations, net of
     income taxes               (1,539)    (5,890)      (3,207)     (9,940)
                            ---------------------   ----------------------


  Net income                $   74,035    $67,629   $  206,736  $  156,003
                            =====================   ======================


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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Statements of Income
                     (In thousands, except per share data)

                                    Three Months Ended    Nine Months Ended
     (Unaudited)                       September 30,        September 30,
     ----------------------------------------------------------------------
                                       2006     2005        2006     2005
                                       ----     ----        ----     ----
     Earnings per share from
      continuing operations:
       Basic earnings per share      $  1.23  $  1.17     $  3.43  $  2.65
       Diluted earnings per share    $  1.20  $  1.15     $  3.34  $  2.60

     Diluted earnings before
       investment related gains/
       (losses), change in value
       of embedded derivatives,
       and related deferred
       acquisition costs             $  1.18  $  1.13     $  3.38  $  2.39

     Earnings per share from
      net income:
       Basic earnings per share      $  1.21  $  1.08     $  3.38  $  2.49
       Diluted earnings per share    $  1.17  $  1.06     $  3.29  $  2.45

     Weighted average number of
       common and common equivalent
       shares outstanding
                                      63,105   63,653      62,811   63,756



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     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
               Condensed Consolidated Business Summary

                                                   At or For the
                                                 Nine Months Ended
(Unaudited)                                         September 30,
----------------------------------------------------------------------
                                                 2006          2005
                                                 ----          ----
Gross life reinsurance in force (in billions)
   North American business                      $1,299.7      $1,189.5
   International business                       $  599.4      $  467.7

Gross life reinsurance written (in billions)
   North American business                      $  160.8      $  161.4
   International business                       $  118.8      $  101.6

Consolidated cash and invested assets
 (in millions)                                 $14,351.3     $11,756.1
   Invested asset book yield - trailing
    three months excluding funds withheld           5.79%         5.89%

Investment portfolio mix
     Cash and short-term investments                2.05%         1.50%
     Fixed maturity securities                     57.77%        55.29%
     Mortgage loans                                 4.67%         5.39%
     Policy loans                                   6.72%         7.95%
     Funds withheld at interest                    27.26%        27.88%
     Other invested assets                          1.53%         1.99%

Collateral finance facilities (in millions)      $ 850.3      $     --
Short-term debt (in millions)                    $  28.1      $  126.6
Long-term debt (in millions)                     $ 674.7      $  276.4
Company-obligated mandatorily
 redeemable preferred securities
 of subsidiary (in millions)                     $ 158.7      $  158.5
Book value per share outstanding                 $ 45.22      $  40.33
Book value per share outstanding, before
  impact of FAS 115*                             $ 39.29      $  34.81

Total stockholders' equity (in millions)         2,775.0       2,526.3
Total stockholders' equity, before
  impact of FAS 115* (in millions)               2,411.0       2,180.7

Treasury shares                                1,761,365       487,640
Common stock outstanding                      61,366,908    62,640,633

* Book value per share outstanding and total stockholders' equity, before impact of FAS 115, are non-GAAP financial measures that management believes are important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             U.S. OPERATIONS
                          (Dollars in thousands)

(Unaudited)
                                Three Months Ended September 30, 2006
                                           Asset     Financial     Total
Revenues:                   Traditional  Intensive  Reinsurance     U.S.
                            -----------  ---------  -----------    -----
Net premiums                $  646,529   $   1,559    $     --  $  648,088
Investment income, net
 of related expenses            76,900      48,473          (7)    125,366
Investment related
 gains/(losses), net               200      (1,998)          4      (1,794)
Change in value of
 embedded derivatives               --       4,272          --       4,272
Other revenues                     271       7,263       7,584      15,118
                            ----------------------------------------------
  Total revenues               723,900      59,569       7,581     791,050
Benefits and expenses:
Claims and other
 policy benefits               514,259       1,069           3     515,331
Interest credited               12,337      30,824          --      43,161
Policy acquisition costs
 and other insurance
 expenses                      109,213      17,644       2,392     129,249
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives            --       2,886          --       2,886
Other operating expenses        12,334       1,869       1,418      15,621
                            ----------------------------------------------
  Total benefits
   and expenses                648,143      54,292       3,813     706,248
  Income before
    income taxes            $   75,757   $   5,277    $  3,768  $   84,802
                            ==========   =========    ========  ==========

(Unaudited)                      Three Months Ended September 30, 2005
                                           Asset     Financial     Total
Revenues:                   Traditional  Intensive  Reinsurance     U.S.
                            -----------  ---------  -----------    -----
Net premiums                $  610,242   $   1,147    $     --  $  611,389
Investment income, net
 of related expenses            69,011      59,776         157     128,944
Investment related
 gains/(losses),net               (861)        405          (3)       (459)
Change in value of
 embedded derivatives               --       3,536          --       3,536
Other revenues                     185       2,116       6,654       8,955
                            ----------------------------------------------
  Total revenues               678,577      66,980       6,808     752,365
Benefits and expenses:
Claims and other
 policy benefits               484,493         860           3     485,356
Interest credited               13,553      45,828          --      59,381
Policy acquisition costs
 and other insurance
 expenses                       90,696      12,559       2,105     105,360
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives               --       3,858          --       3,858
Other operating expenses        10,159       1,173       1,287      12,619
                            ----------------------------------------------
  Total benefits
   and expenses                598,901      64,278       3,395     666,574
  Income before
    income taxes            $   79,676    $  2,702   $   3,413  $   85,791
                            ==========    ========   =========  ==========

                                   - more -

Add Twelve

       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             U.S. OPERATIONS
                         (Dollars in thousands)

(Unaudited)                       Nine Months Ended September 30, 2006
                                             Asset     Financial     Total
Revenues:                     Traditional  Intensive  Reinsurance     U.S.
                              -----------  ---------  -----------    -----
Net premiums                $ 1,920,667   $   4,638     $     --  $1,925,305
Investment income, net
 of related expenses            222,599     167,794         (162)    390,231
Investment related
 gains/(losses), net             (3,535)     (7,842)           4     (11,373)
Change in value of
 embedded derivatives                --      (2,251)          --      (2,251)
Other revenues                      227      14,460       22,390      37,077
                            ------------------------------------------------
  Total revenues              2,139,958     176,799       22,232   2,338,989
Benefits and expenses:
Claims and other
 policy benefits              1,568,045         927            4   1,568,976
Interest credited                35,620     112,291           --     147,911
Policy acquisition
 costs and other
 insurance expenses             292,614      48,578        7,052     348,244
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives                --      (2,339)          --      (2,339)
Other operating expenses         31,192       5,058        3,874      40,124
                            ------------------------------------------------
  Total benefits and
   expenses                   1,927,471     164,515       10,930   2,102,916
  Income before
    income taxes            $   212,487   $  12,284     $ 11,302  $  236,073
                            ===========   =========     ========  ==========

(Unaudited)                       Nine Months Ended September 30, 2005
                                             Asset     Financial     Total
Revenues:                     Traditional  Intensive  Reinsurance     U.S.
                              -----------  ---------  -----------    -----
Net premiums                 $1,751,731   $   3,488     $     --  $1,755,219
Investment income, net
 of related expenses            198,508     157,471          319     356,298
Investment related
 gains/(losses),net              (4,525)      2,039          (10)     (2,496)
Change in value of
 embedded derivatives                --       6,180           --       6,180
Other revenues                      896       5,960       20,299      27,155
                            ------------------------------------------------
  Total revenues              1,946,610     175,138       20,608   2,142,356
Benefits and expenses:
Claims and other
 policy benefits              1,464,774       4,109            5   1,468,888
Interest credited                41,863     109,809           --     151,672
Policy acquisition
 costs and other
 insurance expenses             252,151      38,683        6,179     297,013
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives                --       5,962           --       5,962
Other operating expenses         29,456       3,747        4,069      37,272
                            ------------------------------------------------
  Total benefits and
   expenses                   1,788,244     162,310       10,253   1,960,807
  Income before
    income taxes             $  158,366     $12,828     $ 10,355  $  181,549
                             ==========     =======     ========  ==========

                                   - more -

Add Thirteen

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                        CANADIAN OPERATIONS
                       (Dollars in thousands)


                                                  Three Months Ended
(Unaudited)                                          September 30,
---------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $103,316    $ 89,074
  Investment income, net of related expenses       27,578      22,728
  Investment related gains, net                     1,419         678
  Other revenues                                     (452)       (319)
                                                  -------    --------
    Total revenues                                131,861     112,161

Benefits and expenses:
  Claims and other policy benefits                 95,854      73,810
  Interest credited                                   211         266
  Policy acquisition costs and other
    insurance expenses                             18,146      22,474
  Other operating expenses                          4,188       3,921
                                                 --------    --------
    Total benefits and expenses                   118,399     100,471

    Income before income taxes                   $ 13,462    $ 11,690
                                                 ========    ========


                                                  Nine Months Ended
(Unaudited)                                         September 30,
---------------------------------------------------------------------
                                                  2006        2005
                                                  ----        ----
Revenues:
  Net premiums                                   $294,838    $239,684
  Investment income, net of related expenses       78,881      67,637
  Investment related gains, net                     3,565       2,980
  Other revenues                                      315        (266)
                                                 --------    --------
    Total revenues                                377,599     310,035

Benefits and expenses:
  Claims and other policy benefits                280,382     216,707
  Interest credited                                   623         875
  Policy acquisition costs and other
    insurance expenses                             51,735      43,304
  Other operating expenses                         11,892      11,000
                                                ---------    --------
    Total benefits and expenses                   344,632     271,886

    Income before income taxes                   $ 32,967    $ 38,149
                                                 ========    ========


                                   - more -

Add Fourteen

     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                        Europe & South Africa
                       (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                          September 30,
---------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $145,769    $137,145
  Investment income, net of related expenses        4,210       3,184
  Investment related losses, net                      (91)        (16)
  Other revenues                                      206          88
                                                 --------   ---------
    Total revenues                                150,094     140,401

Benefits and expenses:
  Claims and other policy benefits                101,492      97,039
  Interest credited                                   133         109
  Policy acquisition costs and other
    insurance expenses                             28,110      20,262
  Other operating expenses                         11,546       7,264
                                                 --------    --------
    Total benefits and expenses                   141,281     124,674

    Income before income taxes                   $  8,813    $ 15,727
                                                 ========    ========

                                                  Nine Months Ended
(Unaudited)                                          September 30,
---------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $436,993    $411,475
  Investment income, net of related expenses       11,475       8,214
  Investment related losses, net                     (238)       (182)
  Other revenues                                      119         258
                                                 --------    --------
    Total revenues                                448,349     419,765

Benefits and expenses:
  Claims and other policy benefits                308,172     305,488
  Interest credited                                   479         662
  Policy acquisition costs and other
    insurance expenses                             69,188      70,177
  Other operating expenses                         29,631      20,042
                                                 --------    --------
    Total benefits and expenses                   407,470     396,369

    Income before income taxes                   $ 40,879    $ 23,396
                                                 ========    ========


                                   - more -

Add Fifteen

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                           Asia Pacific
                      (Dollars in thousands)


                                                  Three Months Ended
(Unaudited)                                          September 30,
---------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $178,550   $135,336
  Investment income, net of related expenses        7,036      5,409
  Investment related gains/(losses), net              (46)        21
  Other revenues                                    1,243        699
                                                 --------   --------
    Total revenues                                186,783    141,465

Benefits and expenses:
  Claims and other policy benefits                134,177    114,059
  Policy acquisition costs and other
    insurance expenses                             20,658     18,758
  Other operating expenses                         11,570      7,232
                                                 --------   --------
    Total benefits and expenses                   166,405    140,049

    Income before income taxes                   $ 20,378   $  1,416
                                                 ========   ========


                                                  Nine Months Ended
(Unaudited)                                          September 30,
---------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $486,615   $398,562
  Investment income, net of related expenses       20,354     15,418
  Investment related gains/(losses), net             (123)        75
  Other revenues                                    4,734      2,647
                                                 --------   --------
    Total revenues                                511,580    416,702

Benefits and expenses:
  Claims and other policy benefits                376,399    315,336
  Policy acquisition costs and other
    insurance expenses                             70,230     66,599
  Other operating expenses                         30,234     19,065
                                                 --------   --------
    Total benefits and expenses                   476,863    401,000

    Income before income taxes                   $ 34,717   $ 15,702
                                                 ========   ========




                                   - more -

Add Sixteen

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                         CORPORATE AND OTHER
                        (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                          September 30,
--------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $    468   $    588
  Investment income, net of related expenses       19,167      6,191
  Investment related gains, net                       387      2,435
  Other revenues                                    2,673      2,811
                                                 --------   --------
    Total revenues                                 22,695     12,025

Benefits and expenses:
  Claims and other policy benefits                     54      4,072
  Interest credited                                    77        163
  Policy acquisition costs and other
    insurance expenses                             (7,432)    (8,156)
  Other operating expenses                         11,643      6,956
  Collateral finance facilities expense            13,136         --
  Interest expense                                 15,103     10,052
                                                 --------   --------
    Total benefits and expenses                    32,581     13,087

    Income before income taxes                   $ (9,886)  $ (1,062)
                                                 ========   ========

                                                  Nine Months Ended
(Unaudited)                                         September 30,
--------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $  1,485   $  1,766
  Investment income, net of related expenses       37,962     22,226
  Investment related gains, net                     3,362     19,211
  Other revenues                                    4,790     13,904
                                                 --------   --------
    Total revenues                                 47,599     57,107

Benefits and expenses:
  Claims and other policy benefits                   (977)    33,900
  Interest credited                                   830        378
  Policy acquisition costs and other
    insurance expenses                            (26,162)   (16,564)
  Other operating expenses                         35,044     21,651
  Collateral finance facilities expense            13,413         --
  Interest expense                                 46,884     29,832
                                                 --------   --------
    Total benefits and expenses                    69,032     69,197

    Income before income taxes                   $(21,433)  $(12,090)
                                                 ========   ========



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